UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 1, 2019

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange (“NYSE”)

Item 1.01.	Entry into a Definitive Material Agreement.

Effective May 1, 2019, Darling Green Energy LLC (the “Darling Member”), a Delaware limited liability company and wholly-owned subsidiary of Darling Ingredients Inc., a Delaware corporation (“Darling”), Diamond Alternative Energy, LLC (the “Valero Member” and, together with the Darling Member, the “Members”), a Delaware limited liability company and wholly-owned subsidiary of Valero Energy Corporation (“Valero”), and Diamond Green Diesel Holdings LLC, a Delaware limited liability company (the “Joint Venture”), entered into the Second Amended and Restated Limited Liability Company Agreement (the “Amended and Restated JV Agreement”). The Amended and Restated JV Agreement amends and restates that certain Amended and Restated Limited Liability Company Agreement dated as of May 31, 2011, which amended and restated that certain Limited Liability Company Agreement dated as of January 21, 2011, and governs the ownership and operations of the Joint Venture, which was formed by Darling and Valero to design, engineer and construct the Joint Venture’s existing renewable diesel plant (the “Existing Facility”) located adjacent to Valero’s refinery in Norco, Louisiana (the “St. Charles Refinery”), and the subsequent ownership and operation of the Existing Facility (the “Joint Venture Business”). Capitalized terms used but not otherwise defined herein have the meanings ascribed in the Amended and Restated JV Agreement.

Set forth below is a brief description of the material terms and conditions of the Amended and Restated JV Agreement. The summary set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated JV Agreement attached hereto as Exhibit 10.1.

The Amended and Restated JV Agreement is the Joint Venture’s primary governing document and contains the understandings and agreements of the parties regarding the governance of the Joint Venture Business and relationship between the Darling Member and the Valero Member. The Members entered into the Amended and Restated JV Agreement for the purpose of updating the agreement in certain respects, including to remove certain provisions that were no longer relevant and to add new provisions relating to the Joint Venture’s recently approved expansion project to construct a new, parallel facility (the “New Facility”) located next to the Existing Facility. The New Facility and the Existing Facility are sometimes collectively referred to herein as the “Facility”.

Each of the Darling Member and the Valero Member currently own 50% of the ownership and voting interest in the Joint Venture, and the Joint Venture is managed by a board of managers consisting of four persons, with the Darling Member and the Valero Member each appointing two managers.

Under the Amended and Restated JV Agreement, the Darling Member and the Valero Member have agreed to contribute the following amounts to the Joint Venture: (i) to the extent the Joint Venture is unable to fund such amounts out of its then available cash on hand or borrowings, all amounts set forth in the project execution plan approved by the Members to be incurred by the Joint Venture to design, construct, install and place in service the New Facility; (ii) to the extent the Joint Venture is unable to fund such amounts out of its then available cash on hand or borrowings, any amounts necessary to fund the initial incremental working capital needed for the operation of the New Facility as set forth in the operating budget for the Facility that includes the first 12 months of operation of the New Facility; (iii) until such time as the New Facility is complete and operational, amounts required to make up the shortfall should the Excess Available Cash in the Joint Venture, as determined on specified dates and in accordance with the provisions contained in the Amended and Restated LLC Agreement, fall below $50 million (which contribution, should the Members agree, may be in the form of a loan); (iv) any amounts necessary to fund capital expenditures required to comply with any applicable law or order; and (v) any amounts necessary to fund any capital expenditures necessary to address any safety concerns at, and any required capitalized maintenance of, the Facility.

Except for certain customary exceptions or as set forth below, neither the Darling Member nor the Valero Member is permitted to transfer any of its respective interest in the Joint Venture until 20 years after the New Facility is commissioned, after which time either party may sell its respective interest in the Joint Venture subject to the other party’s right of first refusal and certain other approval rights. Notwithstanding the foregoing and subject to certain conditions, (i) the Darling Member may transfer its interest in the Joint Venture pursuant to a change of control of Darling and (ii) the Valero Member may transfer its entire interest in the Joint Venture to an acquirer of the St. Charles Refinery or pursuant to a change of control of Valero.

For a period of five years after the New Facility is commissioned, prior to either the Darling Member or the Valero Member pursuing any potential venture involving the business of using animal fats and used cooking oils to produce biomass-based diesel and byproducts thereof in the United States through the use of a hydrotreating plus isomerization process (the “ Restricted Business”), the other party must be given the right to participate in such venture. If such party elects not to participate, the party pursuing the venture may pursue such venture alone or with a third party. This obligation applies to the construction of a facility on or adjacent to the St. Charles Refinery for the purpose of engaging in the Restricted Business.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Second Amended and Restated Limited Liability Company Agreement, dated as of May 1, 2019, by and among Diamond Green Diesel Holdings LLC, Darling Green Energy LLC and Diamond Alternative Energy, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: May 7, 2019	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

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